UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Advisory Agreement

On January 7, 2009, KBS Real Estate Investment Trust, Inc. (the “Company”) amended its advisory agreement with its external advisor, KBS Capital Advisors LLC (the “Advisor”), to clarify the meaning of funds from operations with respect to (i) the Advisor’s agreement to advance funds to the Company if the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ended January 31, 2009 exceeds funds from operations over the same period and (ii) the calculation of the performance fee related to the Company’s joint venture investment in the National Industrial Portfolio. The amendment defines funds from operations as funds from operations as defined by NAREIT plus (i) any acquisition expenses and acquisition fees expensed by the Company and that are related to any property, loan or other investment acquired or expected to be acquired by the Company and (ii) any non-operating non-cash charges incurred by the Company, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges (“Funds from Operations”).

As of January 9, 2009, the Advisor had advanced $1.6 million to the Company for cash distributions and expenses in excess of revenues, all of which is outstanding. Of the $1.6 million advanced from the Advisor, no amount has been advanced since January 2007. The Company is obligated to reimburse the Advisor on demand for the $1.6 million advance if and to the extent that the Company’s cumulative Funds from Operations for the period commencing January 1, 2006 through the date of any such reimbursement exceeds the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest accrues on the advance.

As of January 9, 2009, the Company has incurred but unpaid performance fees totaling $2.8 million related to its joint venture investment in the National Industrial Portfolio. The performance fee is earned by the Advisor only upon the Company meeting certain Funds from Operation thresholds and makes the Advisor’s cumulative fees related to the Company’s investment in the National Industrial Portfolio joint venture equal to 0.75% of the cost of the joint venture investment on an annualized basis from the date of the Company’s investment in the joint venture through the date of calculation. Although the Funds from Operations threshold has been met and $2.8 million of performance fees have been incurred as of January 9, 2009, the advisory agreement further provides that the payment of the performance fee shall only be made after the repayment of advances from the Advisor discussed above.

This definition of Funds from Operations also applies to the understanding between the Company and the Advisor with respect to any asset management fees deferred by the Advisor under the advisory agreement. As of January 9, 2009, there were no deferred asset management fees due to the Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: January 13, 2009	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director